Exhibit 23.3

Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of AGL Resources, Inc. (the “Registrant”) on Form S-8 of our report dated January 27, 2003 (prior to restatement of the segment presentation in Footnote 14) appearing in the Registrant’s Current Report on Form 8-K dated July 28, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 1, 2005